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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF LDDS COMMUNICATIONS, INC.(1)

                                                 Jurisdiction of
        Name of Subsidiary                        Incorporation                    Trade Name
        ------------------                        -------------                    ----------
ADCO Management Systems, Inc.                      Tennessee               LDDS Metromedia Communications

ATC New Hampshire, Inc.                            New Hampshire           LDDS, LDDS Communications, LDDS Metromedia
                                                                           Communications

Biz-Tel Corporation                                Florida                 LDDS, LDDS Communications, LDDS Metromedia
                                                                           Communications

CICI, Inc.                                         Delaware

Com Systems, Inc.                                  California              LDDS Metromedia Communications

Digital Communications of America, Inc.            Oklahoma                Digital Communications

Healan Communications, Inc.                        Georgia                 Healan Communications

Houston International Teleport, Inc.               Delaware                Houston

IDB Communications Group, Inc.                     Delaware

IDB Communications Group, Limited                  United Kingdom          WorldCom UK

IDB Media Group, Inc.                              Delaware

IDB Mobile Holdings, Inc.                          Delaware                IDB Mobile

IDB Systems, Inc.                                  Delaware                IDB Systems

IDB WorldCom, Inc.                                 Delaware                IDB WorldCom

IDB WorldCom Services, Inc.                        Delaware                WSI, TRT/FTC Communications

International Computer Systems, Inc.               Virginia                ICS, ICS Information Technologies

ITC Tele-Services, Inc.                            Washington              Impact

LDDS Corporation                                   Delaware                N/A

LDDS Digital Corporation                           Texas                   LDDS, LDDS Communications, LDDS Metromedia
                                                                           Communications

Metromedia Communications Corporation              Virginia                LDDS Metromedia Communications
   of Virginia

Microtel, Inc.                                     Florida                 LDDS, LDDS Communications, LDDS Metromedia
                                                                           Communications

Military Communications Center, Inc.               Delaware                MCC, Military Communications

Niles Canyon Earth Station, Inc.                   Delaware

RSTV, Inc.                                         Delaware

Resurgens West, Inc.                               Nevada                  LDDS Metromedia Communications

Satellite Transmission and Reception               Delaware                STARS
  Specialist Company

Satellite Transmission & Reception                 Barbados
  Specialist Ltd.

Spin TeleNetwork Corporation                       California              LDDS Metromedia Communications

TC WorldCom AG                                     Switzerland             TC

TMC Communications, Inc.                           California              LDDS Metromedia Communications

TRT Communications, Inc.                           Delaware                TRT

TRT/FTC Communications, Limited                    United Kingdom

TRT/FTC International, Inc.                        Delaware

TV Reception Specialist, Inc.                      Texas

Touch 1 Long Distance, Inc.                        Alabama                 LDDS, LDDS Communications, LDDS Metromedia
                                                                           Communications

Transcall America, Inc.                            Georgia                 LDDS, LDDS Communications, LDDS Metromedia
                                                                           Communications

Undersea Cable, Inc.                               Delaware

Virginia WorldCom, Inc.                            Virginia

World Communications, Inc.                         New York                World

World Safeguard, Inc.                              New York

WorldCom, Inc.                                     New York

WorldCom International, Inc.                       Delaware

WorldCom International Network                     Delaware                WilTel International
   Services, Inc.

WorldCom Network Services, Inc.                    Delaware                WilTel

WorldCom Telecommunications                        Germany                 WorldCom Germany
   Services, GmBH


        Name of Subsidiary
          Partnerships                            Jurisdiction                     Trade Name
        ------------------                        ------------                     ----------

TMC Communications, L.P.                           California              LDDS Metromedia Communications
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(1)      Excludes all inactive subsidiaries, all of which, when considered in the aggregate as a single subsidiary, would not constitute a
         "significant subsidiary" within the meaning of Rule 1-02(v) of
         Regulation S-X.